QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 3, 2003.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PACKAGING CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2631 (Primary Standard Industrial Classification Number)	36-4277050 (I.R.S. Employer Identification No.)

1900 West Field Court
Lake Forest, Illinois 60045
Telephone: (847) 482-3000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Richard B. West
Packaging Corporation of America
1900 West Field Court
Lake Forest, Illinois 60045
Telephone: (847) 482-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Copies to: James S. Rowe Kirkland & Ellis LLP 200 E. Randolph Drive Chicago, Illinois 60601 Telephone: (312) 861-2000

Approximate date of commencement of proposed sale of the securities to the public:
The exchange will occur as soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

4 3/8% Senior Notes due 2008	$150,000,000	100%	$150,000,000	$12,135(1)

5 3/4% Senior Notes due 2013	$400,000,000	100%	$400,000,000	$32,360(1)

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These notes may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 3, 2003

PROSPECTUS

PACKAGING CORPORATION OF AMERICA

Offer to Exchange

$150,000,000 4 3/8% Senior Notes due 2008 and
$400,000,000 5 3/4% Senior Notes due 2013
for
$150,000,000 New 4 3/8% Senior Notes due 2008 and
$400,000,000 New 5 3/4% Senior Notes due 2013

        We are offering to exchange up to $150,000,000 aggregate principal amount of our new 4 3/8% Senior Notes due 2008 and up to $400,000,000 aggregate principal amount of our new 5 3/4% Senior Notes due 2013, which will be registered under the Securities Act of 1933, as amended, for up to $150,000,000 principal amount of our existing 4 3/8% Senior Notes due 2008 and for up to $400,000,000 principal amount of our existing 5 3/4% Senior Notes due 2013, respectively. We collectively refer to the existing 4 3/8% Senior Notes due 2008 and the existing 5 3/4% Senior Notes due 2013 as the old notes and we refer to the new 4 3/8% Senior Notes due 2008 and the new 5 3/4% Senior Notes due 2013 collectively as the new notes.

Material Terms of Exchange Offer

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                         , 2003, unless extended.

  •
  We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer. You may withdraw your tender of old notes at any time before the expiration of the exchange offer.

  •
  The terms of the new notes to be issued in the exchange offer are substantially identical to the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the new notes.

  •
  The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes, but you should see the discussion under the caption "Material United States Federal Tax Consequences" for more information.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We issued the old notes in a transaction not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

        There is no existing public market for the old notes or the new notes. We do not intend to list the new notes on any securities exchange or seek approval for quotation through any automated trading system.

        For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 6 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be distributed in the exchange offer, nor have any of these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         , 2003

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the notes offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

        We have filed a registration statement on Form S-4 to register with the SEC the new notes to be issued in exchange for the old notes. This prospectus is part of that registration statement.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date (as defined herein) and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        Until                         , 2004, all dealers that buy, sell or trade the new notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

TABLE OF CONTENTS

Forward-Looking Statements	ii
Where You Can Find More Information	ii
Incorporation by Reference	iii
Summary	1
Risk Factors	6
Use of Proceeds	11
Ratio of Earnings to Fixed Charges	12
Exchange Offer	13
Description of New Notes	22
Material United States Federal Tax Consequences	37
Plan of Distribution	38
Legal Matters	39
Experts	39

        As used in this prospectus, "PCA," "we," "our," "ours" and "us" refer to Packaging Corporation of America and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. Unless otherwise specified or the context requires, references to "dollars" and "$" are to United States dollars.

        We are a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 1900 West Field Court, Lake Forest, Illinois 60045 and our telephone number is (847) 482-3000. Our website is http://www.packagingcorp.com. The information contained in or connected to our website is not part of this prospectus and is not incorporated into this prospectus by reference unless expressly provided otherwise herein.

Notice to New Hampshire Residents

        Neither the fact that a registration statement or an application for a license has been filed under RSA 421-B with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the state of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

i

FORWARD-LOOKING STATEMENTS

        Some of the statements contained and incorporated by reference in this prospectus (see "Where You Can Find Other Information" and "Incorporation by Reference") that are not historical in nature may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often identified by the words "will," "should," "anticipate," "believe," "expect," "intend," "estimate," "hope," or similar expressions. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. These factors, risks and uncertainties include the following:

  •
  the impact of general economic conditions;

  •
  containerboard and corrugated products general industry conditions, including competition, product demand and product pricing;

  •
  fluctuations in wood fiber and recycled fiber costs;

  •
  fluctuations in purchased energy costs; and

  •
  legislative or regulatory requirements, particularly concerning environmental matters.

        Our actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. In view of these uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements. We expressly disclaim any obligation to publicly revise any forward-looking statements that have been made to reflect the occurrence of events after the date hereof. For a discussion of other factors that may affect our business, you should also read carefully the factors described in the "Risk Factors" section of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings will also be available to you on the SEC's website. The address of this site is http://www.sec.gov.

ii

INCORPORATION BY REFERENCE

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. We have elected to incorporate by reference information into this prospectus by referring to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as described in the following sentence. Any statement in this prospectus or in any document which is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus except as so modified or superseded.

        This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

  •
  our Definitive Proxy Statement dated April 15, 2003;

  •
  our Current Reports on Form 8-K dated June 23, 2003, July 7, 2003, July 14, 2003 (relating to the announcement of the senior notes offering), July 17, 2003 and July 22, 2003 (excluding portions of such Form 8-Ks which were furnished and not filed with the SEC); and

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

        We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

        Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents). Requests for such copies should be directed to:

Packaging Corporation of America
1900 West Field Court
Lake Forest, Illinois 60045
Attention: Barbara Sessions
Telephone: (847) 482-3000

        In order to obtain timely delivery, you must request the information no later than                        , 2003, which is five business days before the expiration date of the exchange offer.

iii

SUMMARY

        This summary highlights information contained elsewhere in, or incorporated by reference in, this prospectus. This summary is not complete and may not contain all of the information that you should consider before deciding to participate in the exchange offer. We urge you to read this entire prospectus carefully, including "Risk Factors" and the consolidated financial statements and the notes thereto incorporated herein by reference.

Our Business

        PCA is the sixth largest producer of containerboard and corrugated packaging products in the United States, based on production capacity as reported in the Pulp & Paper 2002 North American Fact Book. In 2002, we produced about 2.2 million tons of containerboard, about 80% of which was consumed in our corrugated products converting plants, and shipped about 27.5 billion square feet of corrugated products, generating net sales of $1.7 billion.

        We manufacture a broad range of grades of linerboard and semi-chemical corrugating medium, the two primary components of containerboard, at our four containerboard mills, each of which is located near its primary wood fiber supply. In 2002, our mills accounted for 6.6% of U.S. production of containerboard.

        We also operate 66 corrugated manufacturing operations, a technical and development center, five regional graphic design centers, a rotogravure printing operation and a complement of packaging supplies and distribution centers. Of our 66 manufacturing facilities, 39 operate as combining operations that manufacture corrugated sheets and finished corrugated containers. The remaining 27 manufacturing facilities purchase combined sheets and manufacture finished corrugated containers for sale to both local and national customers.

Summary of the Exchange Offer

Registration Rights Agreement	On July 15, 2003, we completed the private offering of the old notes. In connection with that offering, we entered into a registration rights agreement with the initial purchasers of the old notes. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file and cause to be declared effective an exchange offer registration statement with the SEC no later than 180 days after the closing date of the old notes offering, and consummate the exchange offer within 30 business days thereafter. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.
The Exchange Offer
We are offering to exchange the new notes, which have been registered under the Securities Act, for your old notes, which were issued on July 15, 2003 in the initial offering. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be exchanged. We will issue new notes promptly after the expiration of the exchange offer.

Resales
We believe that the new notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:
• the new notes are being acquired in the ordinary course of your business;
•
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued to you in the exchange offer; and
• you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from these requirements you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued new notes in the exchange offer for its own account in exchange for old notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the new notes issued to it in the exchange offer.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2003, unless we decide to extend the expiration date.
Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.
No Appraisal or Dissenters' Rights	You will not have any right to dissent and receive appraisal of your old notes in connection with this exchange offer.
Procedures for Tendering Old Notes	If you wish to tender your notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:
•
an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your old notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

•
if the old notes you own are held of record by The Depository Trust Company, or "DTC," in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or "ATOP," in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your notes and update your account to reflect the issuance of the new notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent for the notes.

In addition, you must deliver to the exchange agent on or before the expiration date a timely confirmation of book-entry transfer of your old notes into the account of the notes exchange agent at DTC if you are effecting delivery of book-entry transfer.
Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or old notes in the exchange offer, you should contact the person in whose name your book-entry interests or old notes are registered promptly and instruct that person to tender on your behalf.
Guaranteed Delivery Procedures
If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, or the certificate for your notes cannot be delivered on time, you may tender your notes pursuant to the guaranteed delivery procedures described in "Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal Rights	You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time on , 2003.
Federal Income Tax Considerations	The exchange of old notes will not be a taxable event for United States federal income tax purposes. See the discussion under "Material United States Federal Tax Consequences" for more information.
Use of Proceeds
We will not receive any proceeds from the issuance of new notes pursuant to the exchange offer. We will pay the expenses incident to the exchange offer, as described in "Exchange Offer—Fees and Expenses."
Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the New Notes

        The form and terms of the new notes are the same as the form and terms of the respective old notes, except that the new notes will be registered under the Securities Act. As a result, the new notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the old notes. The new notes represent the same debt as the old notes. Both the old notes and the new notes are governed by the same indenture, as amended and supplemented by a first supplemental indenture, which was entered into by us and U.S. Bank National Association, as trustee (the "indenture"). Unless the context otherwise requires, we use the term notes in this prospectus to collectively refer to the old notes and the new notes.

Issuer	Packaging Corporation of America
Securities	$150.0 million aggregate principal amount of new 4 3/8% Senior Notes due 2008.
$400.0 million aggregate principal amount of new 5 3/4% Senior Notes due 2013.
Interest Payment Dates	Interest will be payable on February 1 and August 1 of each year, beginning February 1, 2004.
Ranking
The new notes will be unsecured and unsubordinated obligations of PCA and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The new notes will be structurally subordinated to the indebtedness and liabilities of our subsidiaries.
Covenants
The indenture under which the old notes were issued will govern the new notes. The indenture restricts our ability to grant liens on our and our subsidiaries' assets and to enter into sale and lease back transactions. The indenture also prohibits us from merging with another entity or selling all of our assets unless our successor assumes our obligations under the indenture. See "Description of New Notes."
Optional Redemption	We may redeem the new notes, in whole or from time to time in part, at the redemption prices described under "Description of New Notes—Optional Redemption."
Absence of a Public Market
There is currently no existing market for the new notes. Accordingly, there can be no assurances as to the development of an active trading market for the new notes. We do not intend to apply for listing of the new notes on any national securities exchange or quotation on an automated dealer quotation system.
Risk Factors
In evaluating whether to participate in the exchange offer, you should carefully consider, along with the other information set forth in or incorporated by reference in this prospectus, the specific factors set forth under "Risk Factors."

Summary Historical Financial Data

        The summary historical financial data set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the historical consolidated financial statements and accompanying notes incorporated by reference in this prospectus.

For the Years Ended December 31,	For the Six Months Ended June 30,
2000	2001	2002	2002	2003
(In thousands, except ratios)
Statement of Income Data:
Net sales	$1,921,868	$1,789,956	$1,735,858	$862,096	$859,738
Cost of sales	(1,418,465)	(1,372,019)	(1,409,294)	(703,994)	(708,174)

Gross profit	503,403	417,937	326,564	158,102	151,564
Selling and administrative expenses	(118,373)	(123,886)	(132,477)	(66,086)	(64,026)
Other income (expense), net	59,996	(4,306)	(8,069)	(1,731)	(5,775)
Corporate overhead	(40,192)	(40,290)	(40,738)	(20,555)	(20,966)

Income before interest, taxes and cumulative effect of accounting change	404,834	249,455	145,280	69,730	60,797
Interest expense, net	(136,040	)(1)	(75,021	)(1)	(67,666)	(34,482)	(31,484)

Income before taxes and cumulative effect of accounting change	268,794	174,434	77,614	35,248	29,313
Provision for income taxes	(106,893	)(1)	(67,521	)(1)	(29,435)	(14,027)	(11,512)

Income before cumulative effect of accounting change	161,901	106,913	48,179	21,221	17,801
Cumulative effect of accounting change, net of tax	—	(495)	—	—	—

Net income	161,901	106,418	48,179	21,221	17,801
Preferred dividends and accretion of preferred stock issuance costs	(18,637)	—	—	—	—

Net income available to common shareholders	$143,264	$106,418	$48,179	$21,221	$17,801

Other Data:
Depreciation, depletion and amortization	$140,841	$141,516	$149,380	$74,090	$76,816
Capital expenditures and acquisitions of businesses	128,991	135,985	107,404	52,743	54,918
Ratio of earnings to fixed charges	2.81	x	3.01	x	1.98	x	1.88	x	1.79	x
Balance Sheet Data (at end of period):
Cash and cash equivalents	$7,892	$82,465	$131,305	$89,432	$131,451
Working capital(2)	185,400	256,376	325,842	300,516	377,072
Total assets	1,942,112	1,971,780	1,982,551	1,984,365	2,003,695
Total debt(3)	869,414	795,217	742,213	777,262	738,210
Shareholders' equity	687,424	769,834	795,875	788,187	812,131

(1)
In accordance with SFAS No. 145, the early extinguishment of debt, currently classified as extraordinary for the years 2000 ($18,358,000 pre-tax and $11,060,000 after-tax) and 2001 ($1,000,000 pre-tax and $609,000 after-tax) in PCA's Annual Report on Form 10-K for the year ended December 31, 2002, was reclassified to interest expense and provision for income taxes. This reclassification will be made in PCA's Annual Report on Form 10-K for the year ended December 31, 2003.

(2)
Working capital is defined as current assets less current liabilities plus short-term debt and current maturities of long-term debt.

(3)
Total debt includes long-term debt, short-term debt and current maturities of long-term debt.

RISK FACTORS

        You should carefully consider each of the following factors and all of the other information set forth in, and incorporated by reference in, this prospectus before deciding to participate in the exchange offer. The risks described below are not the only risks we face. Any of the following risks could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also materially adversely affect our business operations. In that case, we may not be able to make principal and interest payments on the new notes, and you may lose all or part of your investment.

Risks Associated with the Exchange Offer

Because there is no public market for the new notes, you may not be able to resell your new notes.

        The new notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

  •
  the liquidity of any trading market that may develop;

  •
  the ability of holders to sell their new notes; or

  •
  the price at which the holders would be able to sell their new notes.

        If a trading market were to develop, the new notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

        We understand that the initial purchasers of the old notes presently intend to make a market in the new notes. However, they are not obligated to do so, and any market-making activity with respect to the new notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the new notes or that any trading market that does develop will be liquid.

        In addition, any old note holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer."

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures. If you do not exchange your old notes, your old notes will continue to be subject to existing transfer restrictions and you may not be able to sell your old notes.

        We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue new notes as part of this exchange offer only after a timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

        We did not register the old notes, nor do we intend to do so following the exchange offer. Old notes that are not exchanged will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your old notes, you will lose your right to have your old notes registered under the federal securities laws. As a result, if you hold old notes after the exchange offer, you may not be able to sell your old notes. For more information, see "Exchange Offer."

Risks Related to the New Notes

We may be unable to service our debt, including the new notes, as a result of our current level of indebtedness or additional indebtedness we may incur in the future.

        As of August 31, 2003, we had $709 million of borrowings outstanding. The indenture under which we will issue the new notes does not prevent us from incurring substantial amounts of additional unsecured indebtedness in the future. In addition, under our new senior credit facility, we have a $100 million revolving credit facility, which includes a $35 million sub-facility for letters of credit. We may also, without the consent of the holders of the new notes, issue additional new notes at any time.

        Our indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the new notes;

  •
  limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

  •
  require a substantial portion of our cash flow from operations for debt payments;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our flexibility to plan for, or react to, changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit our ability to borrow additional funds.

        Any of the above listed factors could materially and adversely affect us. If we incur substantial amounts of additional indebtedness, the related risks that we now face could increase significantly. In addition, adverse economic, industry or market conditions may limit our ability to refinance our existing or future indebtedness on favorable terms or at all.

To service our indebtedness, we will need to generate a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the new notes, and to fund planned capital expenditures will depend on our ability to generate significant amounts of cash in the future. Our ability to generate cash is subject to some factors beyond our control, such as general economic, financial and industry conditions, competitive challenges and government regulations. We believe that our cash flow from operations and available borrowings under our senior credit facility will be adequate to meet our future liquidity needs for the foreseeable future. We cannot assure you, however, that our business will generate sufficient cash flow from operations, or that sufficient borrowings will be available to us under our senior credit facility, in an amount that enables us to pay our indebtedness, including the new notes, or to fund our other liquidity needs.

A downgrade in our credit rating could negatively affect our ability to access capital.

        Standard & Poor's and Moody's currently have assigned corporate credit ratings to PCA of BBB and Ba1, respectively. Although none of our debt instruments contain acceleration and repayment provisions in the event of a downgrade in our debt ratings by Standard & Poor's or Moody's, if such a downgrade were to occur, particularly a two-level drop below investment grade by Standard & Poor's, our borrowing costs under our senior credit facility would increase and, more importantly, we would likely be required to pay a higher interest rate in future financings and our potential pool of investors and funding sources could decrease.

The new notes will be effectively subordinated to all of our secured debt and the outstanding indebtedness of our subsidiaries to the extent of the assets of those subsidiaries.

        The new notes will be senior unsecured obligations of PCA. As such, the new notes will rank equally in right of payment with all our other senior unsecured indebtedness and other unsecured liabilities. Immediately following the exchange offer, the new notes will rank equally with approximately $50 million of our other senior unsecured indebtedness.

        The new notes are not secured by any of our assets. Some of our outstanding indebtedness, however, is secured by our assets. Holders of our secured indebtedness have a claim on the assets securing such indebtedness that is prior to the claim of the holders of the new notes and would have a claim that is equal to the claim of the holders of the new notes to the extent such security did not satisfy such indebtedness. Immediately following the exchange offer, we will have approximately $109 million of secured indebtedness outstanding to which the new notes will be effectively subordinated to the extent of the collateral securing that indebtedness.

        The new notes will not be guaranteed by any of our subsidiaries. Holders of the new notes will have subordinate claims against the assets of our subsidiaries as compared to the creditors of such subsidiaries. Accordingly, the new notes will be effectively subordinated structurally to all existing and future liabilities of our subsidiaries. Immediately following the exchange offer, the new notes will be effectively subordinated to approximately $118 million of indebtedness and all other liabilities of our subsidiaries, to the extent of the assets of those subsidiaries. See "Description of New Notes—Ranking."

Risks Relating to Our Business

Imbalances of supply and demand for containerboard affect the price at which we can sell containerboard and, as a result, could result in lower selling prices and earnings.

        The demand for containerboard is driven by market needs for containerboard in the United States and abroad to manufacture corrugated shipping containers. Market needs are driven by both U.S. and global business conditions. If supply exceeds demand, prices for containerboard could decline, resulting in decreased earnings and cash flow. From time to time, we have taken downtime (or slowbacks) at some of our mills to balance our production of containerboard with the market demand for our containerboard, and we may continue to do so in the future. Some of our competitors have also temporarily closed or reduced production at their containerboard mills, some of which could reopen and restore production capacity. This could result in a supply and demand imbalance and cause prices to fall.

The intensity of competition in the containerboard and corrugated packaging industry combined with the commodity nature of containerboard could result in downward pressure on pricing, which could materially reduce earnings.

        We operate in an industry that is highly competitive, with no single containerboard or corrugated packaging producer having a dominant position. Containerboard cannot generally be differentiated by producer, which tends to intensify price competition. The corrugated packaging industry is also sensitive to price fluctuations, as well as other factors including innovation, design, quality and service. To the extent that one or more competitors are more successful with respect to any key competitive factor, our business could be adversely affected. Our products also compete, to some extent, with various other packaging materials, including products made of paper, plastics, wood and various types of metal. The intensity of containerboard competition and the commodity nature of containerboard, plus the intensity of corrugated packaging competition, could lead to a reduction in our market share as well as lower prices for our products, both of which could materially reduce our earnings.

Our dependence on external wood fiber sources could lead to higher costs and lower earnings.

        During 1999 and 2000, we sold 800,000 acres of owned timberlands. In connection with these sales, we entered into supply agreements at market prices for wood fiber to be consumed at three of our four mills. In addition to these supply agreements, we also secure wood fiber from various other sources at market prices. Because we do not own any timberlands, we are more vulnerable to changes in availability of wood fiber in areas adjacent to our mills than those of our competitors who do, and therefore we could face higher wood fiber costs than those competitors, both in terms of the cost of the wood fiber itself as well as the transportation costs to get the wood fiber to our mills. Any increase in wood fiber costs could cause our manufacturing costs to increase and our earnings to decrease to a greater extent than those of our competitors who own their own timberlands.

An increase in the cost of recycled fiber could increase our containerboard manufacturing costs, lowering our earnings.

        We purchase recycled fiber for use at three of our four containerboard mills. We currently purchase, net of recycled fiber generated at our box plants, approximately 350,000 tons of recycled fiber per year. The increase in demand of products manufactured, in whole or in part, from recycled fiber on a global basis has caused an occasional tightness in the supply of recycled fiber. These periods of supply and demand imbalance have tended to create significant price volatility. We expect that periods of above average recycled fiber costs and overall price volatility will continue, which could result in earnings volatility.

An increase in the cost of our purchased energy, particularly natural gas and fuel oil, could lead to higher manufacturing costs, thereby reducing our earnings.

        We have the capability to use various types of purchased fuels in our manufacturing operations, including coal, bark, natural gas and fuel oil. Energy prices, in particular prices for fuel oil and natural gas, have fluctuated dramatically in the past and currently exceed historical averages. These fluctuations impact our manufacturing costs and result in earnings volatility. If energy prices rise, our production costs will increase, which will lead to higher manufacturing costs and reduced earnings.

We may incur significant environmental liabilities with respect to both past and future operations.

        Because of the nature of our operations, we are subject to, and must comply with, a variety of federal, state and local environmental laws, particularly those relating to air and water quality, waste disposal and the cleanup of contaminated soil and groundwater. Because environmental regulations are constantly evolving, we have incurred, and will continue to incur, costs to maintain compliance with those laws. Although we have established reserves to provide for future environmental liability, these reserves may not be adequate. If actual costs exceed the amounts we have reserved, our earnings could be adversely affected.

The interests of our major stockholder could conflict with your interests.

        Madison Dearborn Partners and its affiliates, through our largest stockholder, PCA Holdings LLC, currently holds 44,131,010 shares of common stock, representing 42.3% of our outstanding capital stock (based upon 104,269,775 shares of common stock outstanding as of August 8, 2003). As a result, Madison Dearborn Partners has had and will continue to have substantial influence on the outcome of the vote on all matters submitted to a vote of our stockholders, including the election of directors. The interests of Madison Dearborn Partners could conflict with your interests.

USE OF PROCEEDS

        This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive old notes in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for new notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expenses of the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods shown.

	Group (1)		PCA
				Years Ended December 31,			Six Months Ended June 30,		Pro Forma(2)
	Year Ended December 31, 1998	January 1, 1999 through April 11, 1999	April 12, 1999 through December 31, 1999	2000	2001	2002	2002	2003	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Ratio of Earnings to Fixed Charges	4.41x	—(3)	1.68x	2.81x	3.01x	1.98x	1.88x	1.79x	3.07x	2.90x

(1)
PCA acquired the containerboard and corrugated products business of Pactiv Corporation (the "Group") on April 12, 1999. Historical financial data presented above for the year ended December 31, 1998 and for the period January 1, 1999 through April 11, 1999 represents the financial results of the Group prior to PCA's acquisition of the business. Historical financial data shown subsequent to April 11, 1999 represents the financial results of PCA.

(2)
The following assumptions were used in calculating the pro forma ratios of earnings to fixed charges for the year ended December 31, 2002 and the six months ended June 30, 2003:

  •
  The offering of the old notes occurred on January 1, 2002.

  •
  The effective interest rates on the $400 million 10-year notes and $150 million 5-year notes were approximately 5.3% and 4.1%, respectively, after giving effect to the settlement of the U.S. Treasury locks and the amortization of the transaction costs and the original discount on the old notes.

  •
  The aggregate principal amount of 9 5/8% notes validly tendered and accepted for payment was $546.4 million, and $3.6 million of aggregate principal amount of 9 5/8% notes will remain outstanding.

  The tender offer premium as well as any writeoff of deferred financing fees associated with the tender offer are considered nonrecurring and are excluded from the calculations of the pro forma ratios.

(3)
Due to the net loss, earnings were insufficient to cover fixed charges by $212,315 for the period January 1, 1999 through April 11, 1999.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        We entered into a Registration Rights Agreement (the "Registration Rights Agreement") in connection with the original issuance of the old notes pursuant to which we have agreed that we will use our best efforts to take the following actions, at our expense, for the benefit of the holders of the old notes:

  •
  no later than 120 days after the closing date of the offering of the old notes, file an exchange offer registration statement with the SEC with respect to a registered offer to exchange the old notes for new notes, which will have terms identical in all material respects to the old notes, except that additional interest, as liquidated damages, will not be payable in respect of the new notes and the new notes will not be entitled to registration rights under the Registration Rights Agreement and will not be subject to the transfer restrictions,

  •
  cause the exchange offer registration statement to be declared effective by the SEC no later than 180 days after the closing date of the old notes offering (the "effectiveness deadline"),

  •
  keep the exchange offer registration statement effective until the closing of the exchange offer, and

  •
  consummate the exchange offer not later than the date that is 30 business days after the effectiveness deadline.

        For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount at maturity equal to that of the surrendered note.

        Under existing SEC interpretations set forth in no-action letters to third parties, the new notes would in general be freely transferable after the exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. We have agreed for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such new notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Rights Agreement, including certain indemnification rights and obligations.

        If you wish to participate in the exchange offer, you will be required to represent to us, among other things, that, at the time of the consummation of the exchange offer:

  •
  any new notes received by you will be acquired in the ordinary course of business,

  •
  you have no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act,

  •
  you are not our "affiliate," as defined in Rule 405 of the Securities Act,

  •
  if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes within the meaning of the Securities Act,

  •
  if you are a broker-dealer, you will receive new notes in exchange for old notes that were acquired for your own account as a result of market-making activities or other trading activities and that you will be required to acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes, and

  •
  if you are a broker-dealer, you did not purchase the old notes being tendered in the exchange offer directly from us for resale pursuant to Rule 144A or any other available exemption from registration under the Securities Act.

Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in the exchange offer or to exchange their old notes for new notes.

        If we determine that a registered exchange offer is not available or may not be consummated as contemplated by the Registration Rights Agreement because it would violate applicable law or applicable interpretations of the staff of the SEC or any order of any court of competent jurisdiction or because all approvals of any governmental authorities that we reasonably determine are necessary in order to make or consummate the exchange offer have not been obtained or if the exchange offer is for any other reason not consummated within 30 business days after the effectiveness deadline, the Registration Rights Agreement requires that we will instead use our best efforts to file a registration statement covering resales of the old notes by their holders (a "shelf registration statement") and will use our best efforts to cause that shelf registration statement to become effective and to keep that shelf registration statement effective for a maximum of two years from the closing date of the old notes offering. We will, in the event a shelf registration statement is filed, provide to each holder of an old note copies of the related prospectus and notify each holder when the shelf registration statement becomes effective. A holder that sells old notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with these sales. We will be entitled to require any holder that wishes to include old notes in a shelf registration statement to furnish us with information regarding that holder and its proposed distribution of the old notes, and we may exclude from the shelf registration statement the old notes of any holders that do not comply with our request.

        Although we intend to file the registration statements described above, as necessary, such registration statement may not be filed or, if filed, it may not become effective. If we fail to comply with the above provisions or if any such registration statement fails to become effective, the additional interest, as liquidated damages, shall become payable in respect of the old notes as follows:

        The Registration Rights Agreement provides that additional interest, as liquidated damages, will be payable with respect to the old notes as follows:

        (1)    if an exchange offer registration statement or a shelf registration statement is not filed within 120 days after the closing date of the old notes offering, then beginning on the 121st day after the closing date, in addition to the interest otherwise payable on the notes, additional interest will accrue and be payable on the notes at the rate of 0.25% per annum; and

        (2)    if an exchange offer registration statement or a shelf registration statement is not declared effective by the SEC within 180 days after the closing date of the old notes offering, then beginning on the 181st day after the closing date, in addition to the interest otherwise payable on the old notes, additional interest will accrue and be payable on the old notes at the rate of 0.25% per annum; and

        (3)    if either

    •
    we have not exchanged new notes for all old notes validly tendered and not withdrawn in accordance with the terms of the exchange offer on or prior to the date that is 30 business days after the effectiveness deadline, or

    •
    if applicable, the shelf registration statement is declared effective but the shelf registration statement ceases to be effective at any time prior to the expiration of the holding period referred to in Rule 144(k) under the Securities Act or, if earlier, such time as all old notes covered by the shelf registration statement have been disposed of pursuant to the shelf registration statement or sold to the public pursuant to Rule 144(k) under the Securities Act or cease to be outstanding,

then, in addition to the interest otherwise payable on the old notes, additional interest will accrue and be payable on the old notes at the rate of 0.25% per annum from and including (x) the day (whether or not a business day) immediately following the 30th business day after the effectiveness deadline, in the case of the first bullet above, or (y) the day the shelf registration statement ceases to be effective, in the case of second bullet above.

        However, the additional interest rate on the old notes will in no event exceed 0.25% per annum.    In addition, additional interest will cease to accrue:

  •
  upon the filing of the exchange offer registration statement or shelf registration statement (in the case of clause (1) above),

  •
  upon the effectiveness of the exchange offer registration statement or shelf registration statement (in the case of clause (2) above), or

  •
  upon the exchange of new notes for all old notes validly tendered and not withdrawn in the exchange offer or upon the effectiveness of the shelf registration statement that had ceased to remain effective prior to the expiration of the holding period referred to in Rule 144(k) or, if earlier, such time as all old notes covered by the shelf registration statement have been disposed of pursuant to the shelf registration statement or sold to the public pursuant to Rule 144(k) under the Securities Act or cease to be outstanding (in the case of clause (3) above), as the case may be.

        Any amounts of additional interest due pursuant to clause (1), (2) or (3) of the preceding paragraph will be payable in cash and will be payable on the same dates on which interest is otherwise payable on the old notes and to the same persons who are entitled to receive those payments of interest on the old notes. The amount of additional interest payable for any period will be determined by multiplying the additional interest rate, which will be 0.25% per annum, by the principal amount of the old notes and then multiplying that product by a fraction, the numerator of which is the number of days that the additional interest rate was applicable during that period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Any holder may tender some or all of its old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000.

        The form and terms of the new notes are the same as the form and terms of the old notes except that:

  (1)
  the new notes bear a different CUSIP Number from the old notes;

  (2)
  the new notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

  (3)
  the holders of the new notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the old notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

        As of the date of this prospectus, $550,000,000 aggregate principal amount of the old notes were outstanding. The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture.

        We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

        If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted old notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

        Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The term "expiration date" will mean 5:00 p.m., New York City time, on                        , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

        In order to extend the exchange offer, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion, (1) to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the New Notes

        Each new note will bear interest from its issuance date. The holders of old notes that are accepted for exchange will receive, in cash, accrued interest on those old notes through, but not including, the issuance date of the new notes. This interest will be paid with the first interest payment on the new notes. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the new notes.

        Interest on the new notes is payable semi-annually in cash in arrears on February 1 and August 1 of each year.

Procedures for Tendering

        Only a holder of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the old notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the old notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgement from the participant in the book-entry transfer facility tendering the old notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

        By executing the letter of transmittal, each holder will make to us the representations set forth above in the fourth paragraph under the heading "—Purpose and Effect of the Exchange Offer."

        The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

        The method of delivery of old notes and the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

        Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the old notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes listed in this prospectus, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the old notes with the signature thereon guaranteed by a member firm of the Medallion System.

        If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account with respect to the old notes in accordance with DTC's procedures for the transfer. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

        All questions as to the validity, form and eligibility, including time of receipt, of the acceptance of tendered old notes and the withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of old notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

        Holders who wish to tender their old notes and (1) whose old notes are not immediately available, (2) who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

  (A)
  the tender is made through a member firm of the Medallion System;

  (B)
  prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the old notes and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the old notes or a confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

  (C)
  the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        To withdraw a tender of old notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

  (1)
  specify the name of the person having deposited the old notes to be withdrawn;

  (2)
  identify the old notes to be withdrawn, including the certificate number(s) and principal amount of the old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

  (3)
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of the old notes into the name of the person withdrawing the tender; and

  (4)
  specify the name in which any old notes are to be registered, if different from that of the person depositing the old notes to be withdrawn.

        All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us in our sole discretion, which determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Conditions

        We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder. Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or new notes for, any old notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

  (1)
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which we reasonably believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

  (2)
  any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which we reasonably believe might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

  (3)
  any governmental approval has not been obtained, which approval we reasonably believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.

        If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any old notes and return all tendered old notes to the tendering holders, (2) extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the old notes (see "—Withdrawal of Tenders"), or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn.

Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail: U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance Department	Facsimile Transmission: (651) 495-8097 For Information or to Confirm Receipt of Facsimile by Telephone (call toll-free): (800) 934-6802

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

        We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be amortized over the terms of the exchange notes.

        We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Consequences of Failure to Exchange

        The old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, the old notes may be resold only:

        (1)   to us upon redemption thereof or otherwise;

        (2)   so long as the old notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

        (3)   outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

        (4)   pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the New Notes

        With respect to resales of new notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives new notes, whether or not the person is the holder, other than a person that is our "affiliate" within the meaning of Rule 405 under the Securities Act, in exchange for old notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the new notes, will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution" for more information.

Appraisal Rights

        You do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the indenture relating to the old notes in connection with the exchange offer.

DESCRIPTION OF NEW NOTES

        We issued the old notes and will issue the new notes under an indenture, as amended and supplemented by a first supplemental indenture, entered into by us and U.S. Bank National Association, as trustee (which we refer to herein as the "indenture"). The following summary of certain provisions of the indenture and the new notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions therein of certain terms, and the forms of certificates evidencing the new notes. Copies of the form of indenture and the form of certificate evidencing the new notes are available upon request from PCA. Capitalized terms and some of the other terms used but not defined in the following description of the new notes have the respective meanings specified in the indenture. As used in the following description of the new notes, the terms "PCA," "we," "our" and "us" mean Packaging Corporation of America, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Unless otherwise required by the context, reference in this description of the "notes" includes the old notes issued to the initial purchasers in a private transaction that was not subject to the regulation requirement of the Securities Act and the new notes, which have been registered under the Securities Act.

General

        The indenture provides that we may issue debt securities (the "debt securities") thereunder from time to time in one or more series and will permit us to establish the terms of each series of debt securities at the time of issuance. The indenture will not limit the aggregate amount of debt securities that may be issued under the indenture.

        The notes (including the new notes when issued) constitute separate series of debt securities under the indenture, initially limited to $150.0 million aggregate principal amount of 4 3/8% notes and $400.0 million aggregate principal amount of 5 3/4% notes. Under the indenture, we may, without the consent of the holders of the notes, "reopen" either series and issue additional old notes and new notes from time to time in the future. Any of the outstanding 4 3/8% old notes and 5 3/4% old notes that remain outstanding after completion of the exchange offer, together with the respective new notes and any additional old notes or new notes of the respective series that we may issue in the future upon a reopening, will each constitute a single series of debt securities under the indenture. This means that, in circumstances where the indenture provides for the holders of debt securities of any series to vote or take any action, any of the outstanding 4 3/8% old notes and 5 3/4% old notes that remain outstanding after completion of the exchange offer, and the respective new notes, as well as any respective additional old notes or new notes that we may issue by reopening either series, will each vote or take that action as a single class.

        The 4 3/8% new notes will mature on August 1, 2008 and the 5 3/4% new notes will mature on August 1, 2013. The 4 3/8% new notes and the 5 3/4% new notes will bear interest from July 21, 2003 at the rate of 4 3/8% per annum and 5 3/4% per annum, respectively. We will pay accrued and unpaid interest semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2004, to the persons in whose names the new notes are registered at the close of business on the immediately preceding January 15 or July 15, respectively. Interest on the new notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        The new notes will be unsecured and unsubordinated obligations of PCA. The new notes will not be obligations of or guaranteed by any of our subsidiaries, as further discussed in "—Ranking" below.

        The new notes will not be entitled to the benefit of any sinking fund and will not be subject to repurchase by PCA at the option of the holders. The new notes will be subject to redemption at our option as described below under "—Optional Redemption."

        The new notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The new notes will be denominated and payable in U.S. dollars.

        The principal of and premium, if any, and interest on the new notes will be payable, and, subject to the restrictions on transfer described herein, the new notes in definitive certificated form may be surrendered for registration of transfer or exchange, at the office or agency maintained at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York; provided that payments of interest may be made at our option by check mailed to the address of the persons in whose names new notes are registered or by transfer to an account maintained by the payee with a bank located in the United States; and provided, further, that payments on global notes will be made to The Depository Trust Company ("DTC"), or its nominee. No service charge shall be made for any registration of transfer or exchange of new notes, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        If any interest payment date, redemption date or maturity date of any of the new notes is not a business day in The City of New York, then payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after such interest payment date, redemption date or maturity date, as the case may be.

        We will not be required to:

  •
  issue, register the transfer of or exchange new notes during the period beginning at the opening of business 15 days before any selection of new notes to be redeemed and ending at the close of business on the day of that selection; or

  •
  register the transfer of or exchange any new notes, or portion thereof, called for redemption, except for the unredeemed portion of any new notes being redeemed in part.

Ranking

        The new notes will be unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The new notes will be structurally subordinated to the indebtedness and liabilities of our subsidiaries. The new notes will also be junior in right of payment to our existing and future secured creditors to the extent of their collateral. See "Risk Factor—Risks Related to the New Notes" for information on our indebtedness.

Optional Redemption

        The new notes will be redeemable, in whole or from time to time in part, at our option on any date at a redemption price equal to the greater of:

  (1)
  100% of the principal amount of the new notes to be redeemed; and

  (2)
  the sum of the present values of the remaining scheduled payments of principal and interest on the new notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus, in the case of the 4 3/8% new notes, 25 basis points and, in the case of the 5 3/4% new notes, 30 basis points, plus, in the case of both clause (1) and clause (2) above, accrued and unpaid interest on the principal amount of the new notes being redeemed to, but not including, the redemption date.

        "Treasury Rate" means, with respect to any redemption date for the new notes:

  •
  the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the final maturity date for the new notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

  •
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Treasury Rate shall be calculated on the third business day preceding the applicable redemption date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

        "Comparable Treasury Issue" means, with respect to any redemption date for the new notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the new notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the new notes.

        "Comparable Treasury Price" means, with respect to any redemption date for the new notes, (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotation, (2) if the trustee obtains fewer than five but more than one Reference Treasury Dealer Quotations for the redemption date, the average of all such quotations or (3) if the trustee obtains only one Reference Treasury Dealer Quotation for the redemption date, that Reference Treasury Dealer Quotation.

        "Independent Investment Banker" means, with respect to any redemption date for the new notes, Morgan Stanley & Co. Incorporated and its successors or Citigroup Global Markets Inc. and its successors, whichever is selected by the trustee after consultation with us, or, if both such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States of America appointed by the trustee after consultation with us.

        "Reference Treasury Dealers" means, with respect to any redemption date for the new notes, Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. and their respective successors (provided, however, that if either firm or any successor, as the case may be, ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the trustee, after consultation with us, shall substitute therefor another Primary Treasury Dealer) and three other Primary Treasury Dealers selected by the trustee after consultation with us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the new notes, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of new notes to be redeemed at such holder's registered address. If less than all the new notes are to be redeemed at our option, the trustee will select, in such manner as it deems fair and appropriate, the new notes (or portions thereof) to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the new notes or portions thereof called for redemption on such redemption date.

        Nothing in the indenture prohibits us from acquiring the new notes by means other than a redemption, whether pursuant to an issuer tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of the indenture.

Certain Covenants

        The indenture contains, among others, the following covenants:

        Limitations on Liens.    The indenture provides that we may not, and may not permit any Restricted Subsidiary to, create or suffer to exist any Lien to secure any Indebtedness of ours or any of our Subsidiaries upon any Principal Property, or upon shares of capital stock or evidences of Indebtedness issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary (whether such Principal Property, shares or evidences of indebtedness were owned as of the date of the indenture or thereafter acquired), without making, or causing such Restricted Subsidiary to make, effective provision to secure all of the new notes issued under the indenture from time to time outstanding by such Lien, equally and ratably with, or with preference to, any and all other Indebtedness thereby secured, so long as such Indebtedness is so secured, unless, after giving effect thereto, the sum of (a) the principal amount of Indebtedness secured by all Liens incurred after the date of the indenture to the extent the incurrence of such Indebtedness (i) did not require us or any Restricted Subsidiary to secure the new notes or (ii) was not otherwise permitted by the next succeeding paragraph and (b) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the indenture (other than (i) the Attributable Value in respect of any such Sale and Leaseback Transactions the proceeds of which are applied as set forth in the second bullet under "—Limitations on Sale and Leaseback Transactions" or (ii) the Attributable Value in respect of any Permitted Transactions (as defined under "—Limitations on Sale and Leaseback Transactions")), does not exceed 10% of our Consolidated Net Tangible Assets.

        The foregoing restrictions shall not apply to Indebtedness secured by Liens existing on the date of the indenture or to:

  •
  Liens on any property existing at the time of the acquisition thereof;

  •
  Liens on property of a person existing at the time such person is merged into, consolidated with or acquired by us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such person (or a division thereof) as an entirety or substantially as an entirety to us or a Restricted Subsidiary, provided that such Lien as a result of such merger, consolidation, acquisition, sale, lease or other disposition is not extended to property owned by us or such Restricted Subsidiary immediately prior thereto;

  •
  Liens on property of a person existing at the time such person becomes a Restricted Subsidiary;

  •
  Liens securing Indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary;

  •
  Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purpose (including purchase money security interests or money mortgages on real or personal property), provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 180 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property or of such property as so constructed, developed or improved;

  •
  Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, provided that we must have disposed of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to us or any of our Subsidiaries;

  •
  Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

  •
  Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, repairmen's or customs' Liens and similar Liens arising in the ordinary course of business in respect of obligations not yet due or being contested in good faith;

  •
  Liens arising from deposits with or the giving of any form of security to any governmental authority required as a condition to the transaction of business or exercise of any privilege, franchise or license;

  •
  Liens for taxes, assessments or governmental charges or levies which, if delinquent, are being contested in good faith;

  •
  Liens (including judgment Liens) arising from legal proceedings being contested in good faith;

  •
  Liens to secure Indebtedness on any Principal Property of joint ventures which constitute Restricted Subsidiaries in which we or a Restricted Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures; and

  •
  any extension, renewal, replacement or refunding of any Lien existing on the date of the indenture or referred to above, provided that the principal amount of Indebtedness secured thereby and not otherwise authorized above shall not exceed the maximum amount of Indebtedness allowable under the applicable agreement evidencing such Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, at the time of such extension, renewal, replacement or refunding.

        Limitation on Sale and Leaseback Transactions.    The indenture provides that we may not, and may not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless:

  •
  immediately prior to entering into such Sale and Leaseback Transaction, we or such Restricted Subsidiary would be entitled, pursuant to the first or second paragraph of "—Limitations on Liens," to issue, assume or guarantee Indebtedness secured by a Lien on such Principal Property in an amount at least equal to the Attributable Value of such Sale and Leaseback Transaction without equally and ratably securing the new notes under the indenture; or

  •
  we or such Restricted Subsidiary applies, within 180 days after the effective date of such Sale and Leaseback Transaction, an amount equal to the Net Available Proceeds therefrom to (a) the acquisition of one or more Principal Properties or (b) the retirement of the new notes or the repayment of other Indebtedness of ours or a Restricted Subsidiary (other than such Indebtedness owned by us or a Restricted Subsidiary) which, in the case of such Indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the new notes.

        The foregoing restrictions will not apply to the following Sale and Leaseback Transactions (each, a "Permitted Transaction"):

  •
  a Sale and Leaseback Transaction providing for a lease for a term, including any renewal thereof, of not more than three years, by the end of which term it is intended that the use of such Principal Property by the lessee will be discontinued; or

  •
  a Sale and Leaseback Transaction that is entered into before, at the time of, or within 90 days after the later of the acquisition of the Principal Property or the completion of its construction; or

  •
  a Sale and Leaseback Transaction between us and a Restricted Subsidiary or between Restricted Subsidiaries; or

  •
  a Sale and Leaseback Transaction between us or a Restricted Subsidiary and a joint venture in which we or a Restricted Subsidiary has an interest.

Certain Definitions

        Set forth below is a summary of some of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Attributable Value" in respect of any Sale and Leaseback Transaction means, as of the time of determination, the lesser of:

  •
  the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease; and

  •
  the total obligation (discounted to present value at the rate of interest implicit in the transaction, as determined in good faith by PCA, or, if it is not practicable to determine such rate, the rate of interest specified by the terms of the new notes, in either case compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction.

        "Consolidated Net Tangible Assets" means the aggregate amount of the assets (less applicable reserves and other properly deductible items) of us and our Subsidiaries after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of our most recent consolidated balance sheet but which by its terms is renewable or extendible beyond 12 months from that date at the option of the borrower) of us and our Subsidiaries and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles of us and our Subsidiaries, all as set forth on our most recent consolidated balance sheet and computed in accordance with accounting principles generally accepted in the United States of America.

        "Indebtedness" means (without duplication), with respect to any person:

  •
  every obligation of such person for money borrowed;

  •
  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

  •
  every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; and

  •
  every obligation of the type referred to in the first through third bullets above of another person the payment of which such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of this clause, to the extent such person has guaranteed or is responsible or liable for such obligations).

        "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Net Available Proceeds" from any Sale and Leaseback Transaction by any person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or obligations relating to the properties or assets that are the subject of such Sale and Leaseback Transaction or received in any other noncash form) therefrom by such person, net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale and Leaseback Transaction; (b) all payments made by such person or its Subsidiaries on any Indebtedness which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Sale and Leaseback Transaction; and (c) all distributions and other payments made to minority interest holders in Subsidiaries of such person or joint ventures as a result of such Sale and Leaseback Transaction.

        "Principal Property" means any real property or any permanent improvement thereon located in the United States owned by us or any of our Subsidiaries, including, without limitation, any (a) timber property or (b) warehouse, manufacturing or processing plant, building, structure or other facility (or any portion thereof, and any equipment located at or comprising a part of any such property) having a net book value, as of the date of determination, in excess of 1.0% of our Consolidated Net Tangible Assets.

        "Restricted Subsidiary" means any Subsidiary of ours in which (a) our and our other Subsidiaries' aggregate investments in and advances to such Subsidiary exceed 10% of the total assets of PCA and our Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (b) our and our other Subsidiaries' proportionate share of the total assets of such Subsidiary exceeds 10% of the total assets of PCA and our Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (c) our and our other Subsidiaries' equity in the income from continuing operations before taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceeds 10% of such income of PCA and our Subsidiaries consolidated for the most recently completed fiscal year.

        "Sale and Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any Principal Property that, more than 12 months after (a) the completion of the acquisition, construction, development or improvement of such Principal Property or (b) the placing in operation of such Principal Property or of such Principal Property as so constructed, developed or improved, has been or is being sold, conveyed, transferred or otherwise disposed of by such person to such lender or investor or to any person to whom funds have been or are to be advanced by such lender on the security of such Principal Property. The term of such arrangement, as of any date (the "measurement date"), shall end on the date of the last payment of rent or any other amount due under such arrangement on or prior to the first date after the measurement date on which such arrangement may be terminated by the lessee, at its sole option without payment of a penalty.

        "Subsidiary" of any person means a person more than 50% of the outstanding voting interests in which are owned, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof.

Events of Default

        An Event of Default with respect to the debt securities of any series (including the 4 3/8% new notes and the 5 3/4% new notes) is defined in the indenture as being:

  •
  default in payment of any principal of or premium, if any, on any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in shares of our common stock or other securities or property);

  •
  default in payment of any interest on any of the debt securities of that series when due and continuance of such default for a period of 30 days;

  •
  default by us in the performance of any other covenant in the indenture or in any debt security of that series (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series) and continuance of that default for a period of 90 days after notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

  •
  failure to make any payment after the final maturity of any bond, note, debenture or other evidence of Indebtedness of us in an aggregate principal amount exceeding $30,000,000 (or the equivalent thereof in any other currency or currency unit), or default under any bond, note, debenture or other evidence of Indebtedness of us or under any Lien, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of us, which results in the acceleration of such Indebtedness in an aggregate principal amount exceeding $30,000,000 (or the equivalent thereof in any other currency or currency unit), but only if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice;

  •
  specified events of bankruptcy, insolvency or reorganization of PCA; or

  •
  any other Event of Default established for the debt securities of that series.

        An Event of Default with respect to a series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of that series (except for a default in the payment of principal, premium, if any, or interest) if the trustee in good faith determines it to be in the interest of the holders to do so.

        If an Event of Default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. At any time after the debt securities of any series have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. An event of default relating to our bankruptcy, insolvency or reorganization shall cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or holder of the new notes. For information as to waiver of defaults, see "—Modification, Waivers and Meetings" below.

        The indenture provides that, subject to the duty of the trustee during a default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.

        No holder of any debt securities of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:

  •
  such holder previously has given written notice to the trustee of a continuing Event of Default with respect to debt securities of that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee, and offered to the trustee reasonable indemnity against costs, expenses and liabilities incurred in compliance with such request;

  •
  in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to initiate such proceeding; and

  •
  during such 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request.

        Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indenture, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such debt security on the respective dates such payments are due and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

Modification, Waivers and Meetings

        The indenture contains provisions permitting us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of such series or the rights of the holders of the debt securities of such series under the indenture, provided that no such modification or amendment shall, among other things:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any debt securities;

  •
  reduce the principal amount of any debt securities or any premium on any debt securities;

  •
  reduce the rate of interest on any debt securities;

  •
  change any place where, or the currency in which, any debt securities are payable;

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities when due; or

  •
  reduce the aforesaid percentage of debt securities of any series issued under the indenture the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities, without in each such case obtaining the consent of the holder of each outstanding debt security issued under the indenture so affected.

        The indenture also contains provisions permitting us and the trustee, without notice to or the consent of the holders of any debt securities issued thereunder, to modify or amend the indenture in order to, among other things:

  •
  add to the Events of Default or our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture;

  •
  to establish the form or terms of debt securities of any series and any related coupons;

  •
  to cure any ambiguity or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of any series of debt securities issued thereunder;

  •
  to provide for the assumption of our obligations in the case of a merger or consolidation or conveyance, transfer or lease of our properties and assets substantially as an entirety;

  •
  to secure the debt securities;

  •
  to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939; or

  •
  to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive our compliance with certain restrictive provisions of the indenture, including the covenants described above under "—Certain Covenants—Limitation on Liens" and "—Limitation on Sale and Leaseback Transactions." The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

        The indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

        In determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, any debt security of that series owned by us or any other obligor on such debt securities or any of our affiliates or such other obligor will be deemed not to be outstanding.

Defeasance and Covenant Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the new notes, then at our option:

  •
  we will be discharged from our obligations with respect to the new notes; or

  •
  we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

        If this happens, the holders of the new notes will not be entitled to the benefits of the indenture, except for registration of transfer and exchange thereof, and replacement of those that are lost, stolen or mutilated. These holders may look only to those deposited funds or obligations for payment.

        We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the new notes to recognize income, gain or loss for United States federal income tax purposes.

Consolidation, Merger and Sale of Assets

        The indenture provides that we shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person unless:

  •
  we are the surviving entity or our successor is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America or any state thereof or the District of Columbia;

  •
  our successor shall expressly assume our obligation for the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the debt securities and the performance and observance of every covenant of the indenture on our part to be performed or observed;

  •
  immediately after giving effect to such transaction, no Event of Default or event that after notice or passage of time or both would be an Event of Default shall have occurred and be continuing;

  •
  if, as a result of any such transaction, our property or assets would become subject to a Lien which would not be permitted by the limitation on Liens contained in the indenture, we or our successor shall take those steps that are necessary to secure the new notes issued under the indenture equally and ratably with Indebtedness secured by that Lien; and

  •
  we shall have delivered to the trustee the officer's certificate and opinion of counsel called for by the indenture.

        Upon any consolidation with or merger into any other person or any conveyance, transfer or lease of our properties and assets substantially as an entirety to any person, the successor person formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture and, in the event of any such conveyance or transfer, we, except in the case of a lease, shall be discharged of all obligations and covenants under the indenture and the debt securities and may be dissolved and liquidated.

Book-Entry; Delivery and Form

  Global Notes.

        The certificates representing the new notes will be issued in fully registered form. Except as described below, the new notes will be initially represented by global notes in fully registered form without interest coupons. The global notes will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC, with respect to interests of DTC participants, and the records of DTC participants, with respect to other owners of beneficial interests in the global notes.

        All interests in the global notes will be subject to the procedures and requirements of DTC. Those interests may also be subject to the procedures and requirements of the direct and indirect participants in DTC's book-entry system, including Euroclear Bank S.A./NV, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme, Luxembourg ("Clearstream Luxembourg").

  Certificated New Notes.

        New notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related new notes only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depository for the global notes or DTC ceases to be a clearing agency registered as such under the Exchange Act if so required by the applicable law or regulation, and no successor depository for the new notes shall have been appointed within 90 days of such notification or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  we, in our sole discretion, execute and deliver to the trustee an order to the effect that the global notes shall be so exchangeable; or

  •
  an Event of Default under the indenture governing the new notes has occurred and is continuing with respect to the new notes.

        Upon any such exchange, we will execute and the trustee will authenticate and deliver certificated new notes in exchange for interests in the global notes. We anticipate that those certificated new notes will be registered in such names as DTC instructs the trustee and that those instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global notes.

  Book-Entry System.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the New York Banking Law,

  •
  a "banking organization" within the meaning of the New York Banking Law,

  •
  a member of the Federal Reserve System,

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

  •
  "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Indirect access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies ("indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors that are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

        We expect that, upon the issuance of a global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the new notes represented by such global note to the accounts of participants. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants, including indirect participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests) and participants and indirect participants (with respect to the owners of beneficial interests in the global notes other than participants). Likewise, beneficial interests in global notes may only be transferred in accordance with DTC's procedures, in addition to those provided for under the indenture and, if applicable, those of the applicable participants or indirect participants, including those of Euroclear and Clearstream Luxembourg.

        So long as DTC or its nominee is the registered holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the related new notes for all purposes under the indenture. Except as described herein, owners of beneficial interests in the global notes will not be entitled to have the new notes represented by such global notes registered in their names and will not receive or be entitled to receive physical delivery of certificated new notes. In addition, owners of beneficial interests in the global notes will not be considered to be the owners or registered holders of the new notes represented by those beneficial interests under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its beneficial interest, to exercise any right of a registered holder of new notes. We understand that under existing industry practice, in the event that DTC is entitled to take any action as the registered holder of a global note, DTC would authorize its participants to take such action and that the participants would authorize owners of beneficial interests owning through such participants to take such action or would otherwise act upon the instructions of owners of beneficial interests.

        Payment of principal of and premium, if any, and interest on new notes represented by a global note registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered holder of such global note. We expect that DTC or its nominee, upon receipt of any payment in respect of a global note, will credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of DTC. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, ownership of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants and indirect participants or the relationship between such participants and indirect participants and the owners of beneficial interests owning through such participants and indirect participants.

  Trading.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC's rules and operating procedures and will be settled in same-day funds, while transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Any cross-market transfer between participants in DTC, on the one hand, and Euroclear or Clearstream Luxembourg participants, on the other hand, will be effected through DTC in accordance with its rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by its respective depositary. However, such cross-market transfers will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global note in DTC, and making or receiving payment in accordance with normal procedures for funds settlement applicable to DTC. Participants in Euroclear or Clearstream Luxembourg may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg, as the case may be.

        Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing a beneficial interest in a global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Luxembourg, as applicable) immediately following DTC's settlement date. Credit of such transfer of a beneficial interest in a global note settled during such processing day will be reported to the applicable Euroclear or Clearstream Luxembourg participant on that day. Cash received in Euroclear or Clearstream Luxembourg as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream Luxembourg participant to a DTC participant will be received with value on DTC's settlement date but will be available in the applicable Euroclear or Clearstream Luxembourg cash account only as of the business day for Euroclear or Clearstream Luxembourg following DTC's settlement date.

        Although we believe that DTC, Euroclear and Clearstream Luxembourg have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among participants of DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        The information in this subsection "—Book-Entry; Delivery and Form" concerning DTC, Euroclear and Clearstream Luxembourg and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Governing Law

        The indenture is, and the new notes will be, governed by the laws of the State of New York.

Concerning the Trustee

        U.S. Bank National Association is trustee under the indenture.

        Upon the effectiveness of the registration statement of which this prospectus is a part, the indenture will be qualified under the Trust Indenture Act of 1939 and that the trustee will be eligible to act as trustee for purposes of compliance with the Trust Indenture Act.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

        The following discussion, including the opinion of counsel described below, is based upon current provisions of the Internal Revenue Code of 1986 (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. The Internal Revenue Service may take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations could alter or modify the following statements and conditions. Moreover, these changes or interpretations may or may not be retroactive and could affect the tax consequences to you. If you are an insurance company, tax-exempt organization, financial institution, broker-dealer, foreign corporation or non-resident of the United States, you may be subject to special rules not discussed below. We recommend that every holder consult his, her, or its own tax advisor as to the particular tax consequences of exchanging old notes for new notes, and as to the applicability and effect of any state, local or foreign tax laws in regard to the exchange.

        In the opinion of our counsel, Kirkland & Ellis LLP, the exchange by a holder of old notes for new notes will not be treated as a taxable transaction for U.S. federal income tax purposes because the new notes should not be considered to differ materially in kind or extent from the existing notes. As a result: (1) a holder will not recognize taxable gain or loss as a result of exchanging such holder's old notes; (2) the holding period of the new notes will include the holding period of the old notes exchanged therefor; and (3) the adjusted tax basis of the new notes received will be the same as the adjusted tax basis of the old notes exchanged therefor immediately before such exchange.

        YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES ARISING UNDER STATE, LOCAL, OR FOREIGN LAWS OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES.

PLAN OF DISTRIBUTION

        Each participating broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of new notes received by it in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sales of the new notes by participating broker-dealers. New notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such new notes. Any participating broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

        Prior to the exchange offer, there has not been any public market for the old notes. The old notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for new notes by holders who are entitled to participate in this exchange offer. The holders of old notes, other than any holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we may be required to file a shelf registration statement with respect to the old notes. The new notes will constitute a new issue of securities with no established trading market. We do not intend to list the new notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of any shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the new notes or as to the liquidity of the trading market for the new notes. If a trading market does not develop or is not maintained, holders of the new notes may experience difficulty in reselling the new notes or may be unable to sell them at all. If a market for the new notes develops, any such market may be discontinued at any time.

LEGAL MATTERS

        The validity of the new notes and other legal matters, including the tax-free nature of the exchange, will be passed upon on our behalf by Kirkland & Ellis LLP (a limited liability partnership which includes professional corporations), Chicago, Illinois. Certain partners of Kirkland & Ellis LLP beneficially own through PCA Holdings LLC, an entity controlled by Madison Dearborn Partners, less than 1% of PCA's common stock. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Madison Dearborn Partners and certain of its affiliates in connection with certain legal matters.

EXPERTS

        The consolidated financial statements of Packaging Corporation of America appearing in Packaging Corporation of America's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the directors and officers of Packaging Corporation of America are insured or indemnified against liability in their capacities as such.

  Certificate of Incorporation

        The Restated Certificate of Incorporation of PCA, as amended, provides that to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware ("DGCL"), a director of PCA shall not be liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

  By-Laws

        The Second Amended and Restated By-laws of PCA, as amended, provide that PCA shall indemnify its directors and officers to the maximum extent permitted from time to time by the DGCL.

  Delaware General Corporation Law

        Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

  Insurance

        The directors and officers of PCA are covered under directors' and officers' liability insurance policies maintained by PCA.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (1)
  The attached Exhibit Index is incorporated herein by reference.

  (2)
  No financial statement schedules are required to be filed herewith pursuant to this Item.

ITEM 22.    UNDERTAKINGS.

        (a)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (b)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (c)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (c) (1) (i) and (c) (1) (ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the

    Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Packaging Corporation of America has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 30th day of September, 2003.

Packaging Corporation of America
By:	/s/ RICHARD B. WEST Name: Richard B. West Title: Senior Vice President, Chief Financial Officer and Corporate Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Paul T. Stecko, Richard B. West and Samuel M. Mencoff, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, including any post-effective amendments and supplements, to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 30th day of September, 2003.

Signature	Title

/s/ PAUL T. STECKO Paul T. Stecko	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD B. WEST Richard B. West	Senior Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)
/s/ HENRY F. FRIGON Henry F. Frigon	Director

/s/ LOUIS A. HOLLAND Louis A. Holland	Director
/s/ JUSTIN S. HUSCHER Justin S. Huscher	Director
/s/ SAMUEL M. MENCOFF Samuel M. Mencoff	Director
/s/ THOMAS S. SOULELES Thomas S. Souleles	Director
/s/ RAYFORD K. WILLIAMSON Rayford K. Williamson	Director

EXHIBIT INDEX

Exhibit Number	Description
2.1	Contribution Agreement, dated as of January 25, 1999, among Pactiv Corporation (formerly known as Tenneco Packaging Inc.) ("Pactiv"), PCA Holdings LLC ("PCA Holdings") and Packaging Corporation of America ("PCA"). (Incorporated herein by reference to Exhibit 2.1 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
2.2
Letter Agreement Amending the Contribution Agreement, dated as of April 12, 1999, among Pactiv, PCA Holdings and PCA. (Incorporated herein by reference to Exhibit 2.2 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
3.1	Restated Certificate of Incorporation of PCA. (Incorporated herein by reference to Exhibit 3.1 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
3.2	Certificate of Amendment to Restated Certificate of Incorporation of PCA.
3.3	Second Amended and Restated By-laws of PCA.
4.1
Indenture, dated as of April 12, 1999, by and among PCA, Dahlonega Packaging Corporation, Dixie Container Corporation ("Dixie"), PCA Hydro Inc. ("PCA Hydro"), PCA Tomahawk Corporation, PCA Valdosta Corporation and United States Trust Company of New York. (Incorporated herein by reference to Exhibit 4.1 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
4.2	Form of Rule 144A Global Note and Subsidiary Guarantee. (Incorporated herein by reference to Exhibit 4.6 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
4.3	Form of certificate representing shares of common stock. (Incorporated herein by reference to Exhibit 4.9 to PCA's Registration Statement on Form S-1, Registration No. 333-86963.)
4.4
Supplemental Indenture, dated as of July 7, 2003, among PCA, PCA International, Inc., PCA International Services, LLC, Packaging Credit Company, LLC, Dixie, PCA Hydro, Tomahawk Power LLC and The Bank of New York (as successor to United States Trust Company of New York). (Incorporated herein by reference to Exhibit 4.1 to PCA's Quarterly Report on Form 10-Q for the period ended June 30, 2003.)
4.5
Indenture, dated as of July 21, 2003, between PCA and U.S. Bank National Association ("US Bank"). (Incorporated herein by reference to Exhibit 4.2 to PCA's Quarterly Report on Form 10-Q for the period ended June 30, 2003.)
4.6
First Supplemental Indenture, dated as of July 21, 2003, between PCA and US Bank. (Incorporated herein by reference to Exhibit 4.3 to PCA's Quarterly Report on Form 10-Q for the period ended June 30, 2003.)
4.7
Registration Rights Agreement, dated as of July 21, 2003, among PCA, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Citigroup Global Markets Inc. ("Citigroup"). (Incorporated herein by reference to Exhibit 4.4 to PCA's Quarterly Report on Form 10-Q for the period ended June 30, 2003.)
4.8	Form of Note. (Incorporated herein by reference to Exhibit 4.5 to PCA's Quarterly Report on Form 10-Q for the period ended June 30, 2003.)
5.1	Opinion of Kirkland & Ellis LLP.

8.1	Opinion of Kirkland & Ellis LLP.
10.1
Purchase Agreement, dated as of July 15, 2003, among PCA, Morgan Stanley and Citigroup. (Incorporated herein by reference to Exhibit 10.1 to PCA's Quarterly Report on Form 10-Q for the period ended June 30, 2003.)
10.2
Credit Agreement, dated as of July 21, 2003, among PCA and the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages thereto, Citigroup and J.P. Morgan Securities Inc., as arrangers, Citicorp North America, Inc., as syndication agent, and JPMorgan Chase Bank, as agent. (Incorporated herein by reference to Exhibit 10.2 to PCA's Quarterly Report on Form 10-Q for the period ended June 30, 2003.)
10.3
Registration Rights Agreement, dated as of April 12, 1999, by and among Pactiv, PCA Holdings and PCA. (Incorporated herein by reference to Exhibit 10.8 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.4
Holding Company Support Agreement, dated as of April 12, 1999, by and between PCA Holdings and PCA. (Incorporated herein by reference to Exhibit 10.9 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.5
Human Resources Agreement, dated as of April 12, 1999, by and among Tenneco Automotive Inc. (formerly known as Tenneco Inc.), Pactiv and PCA. (Incorporated herein by reference to Exhibit 10.11 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.6
Purchase/Supply Agreement, dated as of April 12, 1999, between PCA and Tenneco Packaging Specialty and Consumer Products Inc. (Incorporated herein by reference to Exhibit 10.12 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.7
Purchase/Supply Agreement, dated as of April 12, 1999, between PCA and Pactiv. (Incorporated herein by reference to Exhibit 10.13 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.8
Purchase/Supply Agreement, dated as of April 12, 1999, between PCA and Tenneco Automotive Inc. (Incorporated herein by reference to Exhibit 10.14 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.9
Technology, Financial and Administrative Transition Services Agreement, dated as of April 12, 1999, between Pactiv and PCA. (Incorporated herein by reference to Exhibit 10.15 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.10
Letter Agreement Regarding Terms of Employment, dated as of January 25, 1999, between PCA and Paul T. Stecko. (Incorporated herein by reference to Exhibit 10.16 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.11
Letter Agreement Regarding Terms of Employment, dated as of May 19, 1999, between PCA and Paul T. Stecko. (Incorporated herein by reference to Exhibit 10.17 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.12	1999 Long-Term Equity Incentive Plan, effective as of October 19, 1999. (Incorporated herein by reference to Exhibit 10.18 to PCA's Registration Statement on Form S-1, Registration No. 333-86963.)

10.13
Management Equity Agreement, dated as of June 1, 1999, among PCA, Paul T. Stecko and the Paul T. Stecko 1999 Dynastic Trust. (Incorporated herein by reference to Exhibit 10.19 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.14
Form of Management Equity Agreement, dated as of June 1, 1999, among PCA and the members of management party thereto. (Incorporated herein by reference to Exhibit 10.20 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.15
Amended and Restated 1999 Management Equity Compensation Plan, effective as of June 2, 1999. (Incorporated herein by reference to Exhibit 10.22 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
10.16	Packaging Corporation of America 1999 Executive Incentive Compensation Plan, effective as of April 12, 1999.
10.17
Credit and Security Agreement, dated as of November 29, 2000, among Packaging Receivables Company, LLC ("PRC"), Packaging Credit Company, LLC ("PCC"), Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A. (Incorporated herein by reference to Exhibit 10.23 to PCA's Annual Report on Form 10-K for the period ended December 31, 2001.)
10.18
Receivables Sale Agreement, dated as of November 29, 2000, between PCC and PCA. (Incorporated herein by reference to Exhibit 10.24 to PCA's Annual Report on Form 10-K for the period ended December 31, 2001.)
10.19
Purchase and Sale Agreement, dated as of November 29, 2000, between PCC and PRC. (Incorporated herein by reference to Exhibit 10.25 to PCA's Annual Report on Form 10-K for the period ended December 31, 2001.)
12.1	Statements Regarding Computation of Ratios of Earnings to Fixed Charges.
21.1	Subsidiaries of the Registrant.
23.1	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included in the signature pages to the registration statement).
25.1	Statement of Eligibility of US Bank.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner.

QuickLinks

TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
SUMMARY
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
EXCHANGE OFFER
DESCRIPTION OF NEW NOTES
MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX